EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134879, 333-114166, 333-102988, 333-85160, 333-61866, 333-25661, 333-32159, 333-23085, 333-17501, 333-03507, and 333-107755) and the Registration Statements on Form S-8 (Nos. 333-116624, 333-30558, 333-46990, 333-81243, 333-105694, 333-105693, 333-134878, and 333-151395), pertaining to the 1992 Stock Option Plan, the 1993 Non-Employee Directors’ Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2003 Employee Stock Purchase Plan, the 2004 Non-Employee Directors’ Equity Incentive Plan and the 2006 Equity Incentive Award Plan of Questcor Pharmaceuticals, Inc. of our report dated February 22, 2011, with respect to the consolidated financial statements and schedule of Questcor Pharmaceuticals, Inc. for the years ended December 31, 2010 and 2009, included in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ OUM & Co. LLP

San Francisco, California

February 20, 2011